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                                                                     EXHIBIT 5.1

December 7, 1999

AirNet Communications Corporation
100 Rialto Place, Suite 300
Melbourne, FL 32901

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by AirNet Communications Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on December 7, 1999 (the "462(b) Registration Statement"), relating to the registration under the Securities Act of $6,325,000 of shares of the Company's Common Stock, $.001 par value per share (the "Shares").

     In connection with this opinion, we are familiar with the corporate proceedings of the Company and we have examined the Certificate of Incorporation of the Company and the Registration Statement on Form S-1 (No. 333-87693), filed initially with the Securities and Exchange Commission under the Securities Act on September 24, 1999, as thereafter amended (the "Initial Registration Statement"), relating to the above-mentioned proposed public offering. In addition, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or advisable in order to enable us to render the opinion contained herein.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to unsigned documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all appropriate State "Blue Sky" and securities laws. Based upon the foregoing, we are of the opinion that, upon consummation of the proposed initial public offering, the Shares, when issued and delivered in the manner and for the consideration stated in the Prospectus constituting a part of the Initial Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an Exhibit to the Rule 462(b) Registration Statement and to the use of our name in the 462(b) Registration Statement, the Initial Registration Statement incorporated by reference therein, any amendments thereto, and the Prospectus constituting a part thereof.

                                           Very truly yours,

                                           /s/  EDWARDS & ANGELL, LLP